SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           Unigene Laboratories, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

                           [GRAPHIC -- COMPANY LOGO]

                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (201) 882-0860


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 20, 1996


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 83 Fulton Street, Boonton, New Jersey 07005 on June 20, 1996 at 11:00 A.M., Eastern Daylight Time, for the following purposes:

     1. To elect directors of the Company;

     2. To ratify the sale of 10% Convertible Debentures in the aggregate principal amount of $9.08 million;

     3. To ratify the appointment of KPMG Peat Marwick LLP as auditors of the Company; and

     4. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on April 22, 1996 as the record date for the determination of Stockholders who are entitled to notice of and to vote at the meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1995 is sent to you herewith.

     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.


                                              By Order of the Board of Directors

                                              RONALD S. LEVY
                                              Secretary
May 7, 1996

                           [GRAPHIC -- COMPANY LOGO]

                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                        Fairfield, New Jersey 07004-2193
                                 (201) 882-0860


                                 PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 20, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 83 Fulton Street, Boonton, New Jersey 07005, on June 20, 1996 at 11:00 A.M., Eastern Daylight Time.
     You are requested to complete, date and sign the accompanying proxy and return it to the Company in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Company bearing a later date than the date on the proxy, provided such notice is received by the Company prior to the start of the meeting. Any Stockholder attending the meeting may vote in person whether or not he has previously submitted a proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted in favor of the proposals set forth in the attached Notice.
     The Board of Directors has fixed the close of business on April 22, 1996 as the record date (the "Record Date") for the determination of Stockholders who are entitled to notice of and to vote at the meeting. The transfer books of the Company will not be closed. As of the Record Date, the outstanding shares of the Company entitled to vote were 24,200,221 shares of common stock, par value $.01 per share ("Common Stock"), the holders of which are entitled to one vote per share.
     Holders of record of Common Stock of the Company at the close of business on April 22, 1996 will be entitled to vote at the Annual Meeting. There are no other voting securities of the Company outstanding. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required for the ratification of the sale of the 10% Convertible Debentures and for the ratification of the appointment of KPMG Peat Marwick LLP as auditors of the Company and to approve any other matters to be acted upon at the Annual Meeting.
     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Form of Proxy are being mailed to the Company's Stockholders on or about May 7, 1996. A copy of the Company's Annual Report for the year ended December 31, 1995 is also enclosed.

PRINCIPAL STOCKHOLDERS

     As of April 22, 1996, the following were the only beneficial owners of the Company's voting securities known to hold more than 5 percent of the outstanding shares of Common Stock. The Company has no other class of voting securities outstanding.

        Name and Address of                                        Amount of Beneficial               Percentage of
         Beneficial Owner                                                Ownership                 Outstanding Shares
         ----------------                                                ---------                 ------------------
      Warren P. Levy (1)                                                 1,711,700                        7.1%
      110 Little Falls Road
      Fairfield, NJ 07004

      Ronald S. Levy (1)                                                 1,726,700                        7.1%
      110 Little Falls Road
      Fairfield, NJ 07004

      Citadel Investment Management, L.P. (2)                            3,094,565                        11.3%
      225 West Washington, Suite 900
      Chicago, IL 60606

- --------------

(1) Dr. Warren P. Levy and Dr. Ronald S. Levy, together with their father, Mr. Jay Levy whose shares are set forth in the next table, beneficially own 4,078,350 shares of the Company's Common Stock including shares owned by a trust in which they have pecuniary interests, or 17% of the outstanding shares. See also footnotes 1 and 2 to the next table.

(2) Consists of 9.5% Convertible Senior Secured Debentures in the principal amount of $3,300,000 which are convertible immediately into 2,869,565 shares of the Company's Common Stock as well as warrants to purchase 225,000 shares of the Company's Common Stock which are exercisable immediately.

SECURITY OWNERSHIP OF MANAGEMENT

     On April 22, 1996, the directors listed below and all officers and directors as a group beneficially owned the following equity securities of the Company, including options to purchase shares of Common Stock of the Company.

                                                                           Common Stock of the Company
- ----------------------------------------------------------------------------------------------------------------
                 Name of                                     Amount and Nature of                     Percent of
            Beneficial Owner                                 Beneficial Ownership (1)                    Class
- ----------------------------------------------------------------------------------------------------------------
            Warren P. Levy                                        1,711,700 (2)                           7.1%
            Ronald S. Levy                                        1,726,700 (2)                           7.1%
            Jay Levy                                                439,950 (2)                           1.8%
            Robert G. Ruark                                          20,000 (3)                           0.1%
            George M. Weimer                                         30,000 (4)                           0.1%
            Officers and Directors as a Group (5 persons)         3,928,350 (2,5)                        16.2%

- --------------
(1)  Unless otherwise noted, all officers,  directors and principal stockholders
     have  sole  voting  and   investment   power  with  respect  to  securities
     beneficially owned by them.

(2) In addition, 200,000 shares of Common Stock, representing approximately 1% of the total outstanding, is held by a trust. Jay Levy and members of his immediate family, including his two sons, Warren P. Levy and Ronald S. Levy, have pecuniary interests in the trust. As a result, each of such persons may be deemed to be the beneficial owner of shares held by the trust. Warren P. Levy, his wife and Ronald S. Levy are co-trustees of the trust.

(3) Consists solely of shares of Common Stock which Mr. Ruark has the right to acquire pursuant to stock options which are exercisable immediately.

(4) Consists solely of shares of Common Stock which Mr. Weimer has the right to acquire pursuant to stock options which are exercisable immediately.

(5) Includes an aggregate of 50,000 shares of Common Stock which such persons have the right to acquire pursuant to stock options which are exercisable immediately.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Five directors of the Company are to be elected at the meeting. The directors will serve until the Annual Meeting of Stockholders to be held in 1997 and until their respective successors shall have been elected and qualified.
      It is the intention of the individuals named in the enclosed Proxy to vote such Proxy for the election as directors of the persons named below. Each of the persons named below is currently a director of the Company and was elected to such position at the Company's Annual Meeting of Stockholders in 1995. The term of office of each such director of the Company will expire on the date of the Company's Annual Meeting of Stockholders in 1996 and upon the election and qualification of each such director's successor. The Board of Directors of the Company has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors of the Company may recommend.
     The following table sets forth information with respect to the five nominees for election as directors:

                                                                                                  Served
                                                                                               Continuously
              Name                                                    Age                    as Director Since
              ----                                                    ---                    -----------------
              Warren P. Levy (1,2)                                    44                           1980
              Ronald S. Levy (1,3)                                    47                           1980
              Jay Levy (1,4)                                          72                           1980
              Robert G. Ruark (5)                                     54                           1993
              George M. Weimer (6)                                    77                           1984

- ------------------
(1) Dr. Warren P. Levy and Dr. Ronald S. Levy are brothers and are the sons of Mr. Jay Levy. Drs. Levy and Mr. Levy are the Company's only executive officers.

(2) Dr. Warren P. Levy, a founder of the Company, has served as President, Chief Executive Officer and Director of the Company since its formation in November 1980. Dr. Levy holds a Ph.D. in biochemistry and molecular biology from Northwestern University and a bachelor's degree in chemistry from the Massachusetts Institute of Technology.

(3) Dr. Ronald S. Levy, a founder of the Company, has served as Vice President and Director of the Company since its formation in November 1980 and as Secretary since May 1986. Dr. Levy holds a Ph.D. in bioinorganic chemistry from Pennsylvania State University and a bachelor's degree in chemistry from Rutgers University.

(4) Mr. Jay Levy, a founder of the Company, has served as Chairman of the Board of Directors and Treasurer of the Company since its formation in November 1980. Mr. Levy is a part time employee of the Company and devotes approximately 15% of his time to the Company. From 1985 through February 1991, he served as the principal financial advisor to the Estate of Nathan Cummings and its principal beneficiary, The Nathan Cummings Foundation, Inc., a large charitable foundation. For the seventeen years prior thereto, he performed similar services for the late Nathan Cummings, a noted industrialist and philanthropist.

(5) Mr. Robert G. Ruark has been an independent consultant since June 1993. Prior thereto, he had been employed by Merck and Co., Inc., an international pharmaceutical company, for 25 years in legal and administrative capacities. Mr. Ruark, an attorney, has extensive experience in international licensing and business development. When he retired in 1993, Mr. Ruark was Vice President of the Merck Human Health Division.

(6) Mr. George M. Weimer has been an independent general partner and director of Westford Technology Ventures L.P., a venture capital investment company, since May 1988. For more than 40 years prior thereto, Mr. Weimer worked in various administrative capacities for divisions and subsidiaries of Merck & Co., Inc. and E.R. Squibb & Sons, both of which are major international pharmaceutical companies. When he retired in 1984, Mr. Weimer was Senior Vice President-Administration for Merck Sharp & Dohme International Pharmaceuticals, Inc., a position he had held since 1981. Since 1984, he has served as a pharmaceutical consultant for the Company and, from time to time, for other corporations.


BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company does not have standing nominating or compensation committees. The members of the Audit Committee are Jay Levy, Robert
G. Ruark and George M. Weimer. The Audit Committee consults with the independent certified public accountants and reviews the reports submitted by such auditors.
     During 1995, there were four meetings of the Board of Directors and one meeting of the Audit Committee. Directors who are neither employees nor consultants on retainer receive a fee of $1,000 for each Board meeting attended. Mr. Robert G. Ruark is the only director who qualified for such fees. Mr. Ruark is also entitled to consulting fees of either $500 or $1,000 per day, depending on the type of project. Audit Committee members do not earn additional compensation. Mr. George M. Weimer receives a $1,000 per month retainer for consulting services. Mr. Weimer is also entitled to receive commissions ranging from 1% to 3% on revenues procured by him for the Company. No such commissions have been earned to date. The Company believes that the fee and commission arrangements with Mr. Ruark and Mr. Weimer are no more favorable than would be paid to unaffiliated third parties.
     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Employee Benefits Committee on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE BOARD OF DIRECTORS ON 1995 EXECUTIVE COMPENSATION

     The entire Board of Directors was responsible for determining the 1995 compensation of the three executive officers of the Company. This Report describes the policies and other considerations used by the Board in establishing such compensation.
     The Board has familiarized itself with various forms and types of remuneration from reports of other public corporations and their own business experience.
     The Board has determined that, because the Company was still in a research and preproduction phase in 1995, compensation for 1995 for executive officers could not be related primarily to the performance of the Company's stock or to the annual profit performance of the Company. A primary consideration for the compensation of an executive officer of the Company is his leadership effort in the development of proprietary products and processes, and in planning for future growth and profitability. Other significant factors considered by the Board of Directors in determining executive officers' compensation were salaries paid by other public companies in the health-care related biotechnology field to comparable officers, the duties and responsibilities of the executive officers in the past and as projected, their past performance and commitment to the Company, and incentives for future performance. The executive officers were also consulted with respect to their compensation and their plans for compensation for other personnel in order to coordinate all compensation policies of the Company.
     The Board of Directors determined that no bonuses or salary increases should be paid to executive officers in 1995, primarily on the basis of the Company's losses and the projected expenses and cash flow required for the development of the calcitonin pill and the validation of the Company's new plant.
     The Board also determined that no stock options be awarded to executive officers for 1995, at the request of such executive officers.
     The compensation for the Chief Executive Officer for 1995 was based on the same policies and considerations set forth above for executive officers generally.

Warren P. Levy    Ronald S. Levy       Jay Levy
                  Robert G. Ruark      George M. Weimer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Executive compensation for 1995 was determined by the Board of Directors of the Company consisting of Messrs. Warren P. Levy, Ronald S. Levy, Jay Levy, Robert G. Ruark, and George M. Weimer.
     Three of the members of the five member Board of Directors, Warren P. Levy, Ronald S. Levy and Jay Levy, are executive officers of the Company. Jay is the father of Warren and Ronald Levy. The other directors were outside directors unrelated to the executive officers.

     During 1995, Warren P. Levy, Ronald S. Levy, and Jay Levy, officers and directors of the Company, and a member of their family loaned a total of $1,905,000 to the Company of which $1,850,000 is secured by liens on the Fairfield plant and equipment and the Boonton manufacturing equipment. The notes bear interest at the Merrill Lynch Margin Loan Rate (approximately 8.5% at April 17, 1996). During 1995, the Company borrowed $3,300,000 from unrelated third parties on a short-term basis secured by most of the assets of the Company. In connection with those loans, the members of the Levy family agreed to subordinate their security interests in the Fairfield plant and equipment and the equipment at the Boonton plant to secured lenders. In March 1996, the Company sold $9.08 million of 10% Convertible Debentures due in 1999 in a private placement to unrelated third parties. Under the terms of those Debentures, $1,250,000 of the Levy family loans is payable over time based upon the achievement of certain corporate benchmarks.

EXECUTIVE COMPENSATION

     The following table sets forth for the years 1993, 1994 and 1995 compensation paid or awarded to the Chief Executive Officer of the Company and to each other executive officer whose remuneration from the Company exceeded $100,000 during 1995 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                                               All Other
                                      Annual Compensation              Long Term Compensation                Compensation
- ---------------------------------------------------------------------------------------------------------------------------
                                                                               Awards (1)       Payouts
- ---------------------------------------------------------------------------------------------------------------------------
                                                                     Restricted
Name and                                                                Stock      Options/      LTIP
Principal Position        Year      Salary        Bonus      Other      Award        SARs      Payouts (2)
- ---------------------------------------------------------------------------------------------------------------------------
Warren P. Levy,           1995      $145,394      $ -0-     $ -0-      $ -0-        $ -0-        $ -0-     $13,811 (3)
  President, Chief        1994       145,344        -0-       -0-        -0-          -0-          -0-      12,942 (3)
  Executive Officer       1993       145,514        -0-       -0-        -0-          -0-          -0-      14,436
  and Director

Dr. Ronald S. Levy,       1995       140,829        -0-       -0-        -0-          -0-          -0-      16,616 (3)
  Vice President and      1994       140,716        -0-       -0-        -0-          -0-          -0-      13,914 (3)
  Director                1993       139,956        -0-       -0-        -0-          -0-          -0-      16,899

- -----------------
(1) Warren P. Levy and Ronald S. Levy have received no stock awards, options or SARs and do not own any restricted stock.

(2)  Long Term Incentive Plans (LTIP).

(3)  Represents premium on executive split-dollar life insurance.

     The Company has installed a split-dollar life insurance program in the amount of $1,000,000 on the lives of each of Dr. Warren P. Levy and Dr. Ronald
S. Levy. If all actuarial assumptions are correct, there will be no termination costs to the Company. Should there be a premature death, there may be a gain realized by the Company.

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index and of a peer group index determined by Standard Industrial Classification (SIC) code.

                  COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
                           UNIGENE LABORATORIES, INC.,
                      NASDAQ MARKET INDEX AND SIC CODE INDEX

              [GRAPHIC -- GRAPH PLOTTED TO POINTS IN CHART BELOW]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                              1990       1991      1992      1993      1994      1995
                              ----       ----      ----      ----      ----      ----
UNIGENE LABS INC              100       253.85    257.69    153.85    146.15     80.77
INDUSTRY INDEX                100       233.02    192.66    159.93    107.34    208.38
BROAD MARKET                  100       128.38    129.64    155.50    163.26    211.77

                                   PROPOSAL 2
             RATIFICATION OF THE SALE OF 10% CONVERTIBLE DEBENTURES

     On March 13, 1996, the Company completed the sale of 10% Convertible Debentures due March 4, 1999, in the aggregate principal amount of $9.08 million (the "Debentures") to a total of 22 purchasers. Each Debenture is convertible, at the option of the holder into a number of shares of Common Stock determined by dividing the principal amount of the Debenture, plus the accrued interest through the date of conversion, by the lower of (i) $2.00 or (ii) 85% of the average closing bid price of the Common Stock as reported on NASDAQ for the 10 trading days immediately preceding the date of conversion (the "Market Price"). Up to one-third of the aggregate principal amount of the Debentures is convertible on or after each of April 27, 1996, May 27, 1996 and June 26, 1996. All Debentures outstanding on the date of maturity automatically will be converted into Common Stock at the applicable conversion rate. Interest on the Debentures is not payable on a current basis in cash, and instead will be accounted for at the time of conversion by the issuance of additional shares of Common Stock. The Company intends to use the net proceeds from the sale of approximately $8.2 million to accelerate its osteoporosis pill development program, expedite the preparation of required regulatory filings, complete its production plant validation activities, pay outstanding payables and for working capital. In addition, the agreements pursuant to which the Debentures were sold permit the Company to use up to $1.25 million of the proceeds to repay a portion of the Levy family loans (see "Compensation Committee Interlocks and Insider Participation") in installments upon the achievement by the Company of certain operating goals. These goals include validation of the Company's production plant, completion of certain regulatory filings relating to the Company's calcitonin products and entry into a contract with a strategic marketing partner. If such goals are achieved, the Company may use a portion of the proceeds from the sale of the Debentures to repay up to approximately two-thirds of the Levy family loans.
     The Company has reserved for issuance upon the conversion of the Debentures a total of 4.8 million shares of Common Stock, which represents slightly less than 20% of the shares of Common Stock outstanding on the date of issuance of the Debentures. Although not required as a matter of corporate law, the Company is seeking stockholder ratification of the sale of the Debentures in order to permit the Company, if necessary, to issue upon conversion of the Debentures in excess of 4.8 million shares. The conversion of all of the Debentures would require the issuance of more than 4.8 million shares of Common Stock only if the average Market Price of the Common Stock were below $2.23. It is the Company's understanding that the rules of the National Association of Securities Dealers, Inc. (the "NASD"), applicable to a company listed on the NASDAQ Stock Market, require a company to obtain stockholder approval prior to the issuance of securities that are convertible into in excess of 20% of the shares of a company's common stock outstanding on the date of issuance if such shares are potentially issuable at less than the market price. Although NASD rules ordinarily contemplate obtaining stockholder approval prior to the consummation of such an offering, the Company determined that it was in the best interests of the Company to proceed with the transaction in order to take advantage of a unique opportunity to obtain needed funds at a critical time.
     In the event that the stockholders do not approve the transaction, the Company would be required to redeem the Debentures in lieu of conversion to the extent necessary to ensure that no more than 4.8 million shares of Common Stock are issued upon conversion of the Debentures. There can be no assurance that the Company, at such time, would have sufficient cash available or would be able to obtain sufficient cash on reasonable terms to enable it to redeem the excess principal amount of the Debentures. The existing stockholders will have no preemptive rights with respect to the Common Stock issuable upon conversion of the Debentures, and the issuance of such Common Stock will not affect the rights of such stockholders.

VOTE REQUIRED
     The affirmative vote of a majority of the total number of votes cast on the proposal in person or by proxy is required to approve the transaction.
     The Board of Directors recommends a vote for the ratification of the sale of the Debentures.

                                   PROPOSAL 3
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
     The Board of Directors has appointed KPMG Peat Marwick LLP, independent public accountants, to serve as the Company's independent auditors for the fiscal year commencing January 1, 1996. Although not required by the Company's Articles of Incorporation or By-Laws, the Board of Directors deems it to be in the best interest of the Company to submit a proposal ratifying the appointment of KPMG Peat Marwick LLP to a vote of the stockholders and recommends a vote in favor of ratification. KPMG Peat Marwick LLP served as the independent auditors for the Company for the year ended December 31, 1995. A representative of the firm will be present at the meeting to answer questions by Stockholders concerning the accounts of the Company and will have the opportunity to make a statement, if such representative desires to do so.

INCORPORATION BY REFERENCE

     The audited financial statements and the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report to Stockholders for the year ended December 31, 1995 are incorporated herein by reference.

OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed Form of Proxy will vote such Form of Proxy in accordance with their judgment on such matters.

PROPOSALS BY SECURITY HOLDERS

     Proposals of security holders intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1997, must be received by January 7, 1997 if they are to be included in the Company's Proxy Statement and Form of Proxy relating to such meeting.

SOLICITATION OF PROXIES

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed Form of Proxy will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of a paid proxy solicitor as well as some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and telefax.

                                              By Order of the Board of Directors

                                              RONALD S. LEVY
                                              Secretary

Fairfield, New Jersey
May 7, 1996

                                REVOCABLE PROXY
                           UNIGENE LABORATORIES, INC.

[GRAPHIC-     PLEASE MARK VOTES
"X" IN BOX]   AS IN THIS EXAMPLE

          PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                                  JUNE 20, 1996

The undersigned stockholder of Unigene Laboratories, Inc. hereby appoints Warren
P. Levy, Ronald S. Levy and Jay Levy, and each of them, as the undersigned's proxies (with the power of substitution), to vote all the shares of Common Stock of Unigene Laboratories, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Unigene Laboratories, Inc. to be held on June 20, 1996 at 11:00 A.M., Eastern Daylight time, and any adjournments thereof, on the following matters:

1. Election of directors

   Jay Levy, Ronald S. Levy, Warren P. Levy, Robert G. Ruark and George M. Weimer.

                      With-              For All
   For                hold               Except

   [  ]               [  ]               [  ]

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

________________________________________________________________________________

2. Ratification of the sale of 10% Convertible Debentures.

   [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

3. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company.

   [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

4. In their discretion in the transaction of any other business that may properly come before such meeting.

The undersigned hereby revokes any proxy heretofore given.

This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted "FOR" Items 1, 2 and 3. If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion.

The Board of Directors recommends a vote FOR Items 1, 2 and 3 noted above.

Please sign exactly as your name appears on this card. If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as an executor, administrator, trustee, guardian, agent or attorney, please give your full title as such.


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                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY